                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 27, 1999

                           TOYMAX INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

        0-23215                                         11-3391335
(Commission File Number)                  (I.R.S. Employer Identification No.)

                 125 E. BETHPAGE ROAD, PLAINVIEW, NEW YORK 11803
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (516) 391-9898

                                 NOT APPLICABLE
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On May 27, 1999, Monogram International, Inc. f/k/a Monogram Acquisition, Inc. ("Monogram") a wholly-owned subsidiary of Toymax International, Inc. ("Toymax"), and other subsidiaries of Toymax (Monogram Products (H.K.) Limited f/k/a Gallion Development Limited ("Monogram HK"), a wholly-owned subsidiary of Toymax, and Monogram Acquisition I, LLC ("LLC," together with Monogram and Monogram HK, the "Buyers"), a wholly-owned subsidiary of Monogram HK) acquired substantially all of the assets and certain liabilities of Burkett Enterprises, Inc. f/k/a Monogram International, Inc. ("Monogram Enterprises") and Monogram Products, (H.K.) Limited ("Products," together with Monogram Enterprises, the "Sellers"), a wholly-owned subsidiary of Monogram Enterprises, pursuant to an asset purchase agreement (the "Purchase Agreement"), dated April 19, 1999.

         The Sellers are leading designers, manufacturers and marketers of gift, novelty and souvenir products sold globally. The consideration for the acquisition was $6,000,000 paid in cash to the Sellers (the "Initial Payment") plus up to $9,000,000 payable to the Sellers after the closing if certain contingencies occur.

         Pursuant to the terms and provisions of the Purchase Agreement, among other things, the Buyers agreed to assume certain liabilities of Monogram Enterprises. In furtherance thereof, Monogram and LLC agreed to jointly and severally assume Monogram Enterprises' short term indebtedness to SunTrust Bank Tampa Bay ("SunTrust") consisting of two (2) promissory notes aggregating $3,839,122.32 as of the date of acquisition. The obligations of Monogram and LLC with respect to the debts are secured by a guaranty executed and delivered by Toymax.

         A portion of the Initial Payment was an advance of funds from a subsidiary of Toymax and the remainder of the funds required came out of the working capital of another subsidiary of Toymax.

         In connection with the acquisition, Monogram entered into employment agreements with Charles Burkett, former President of Monogram Enterprises, and several other key executives of Monogram Enterprises. In addition, substantially all of the former employees of Monogram Enterprises were hired by Monogram.

         Toymax incorporates by reference herein the matters announced in Toymax's press release dated May 27, 1999 (such press release is filed as Exhibit 99.1).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Unaudited Pro-forma Condensed Combined Financial Information.

         (b)      Financial Statements of Business Acquired.

         (c)      Exhibits.

                  2.1 Asset Purchase Agreement, dated April 19, 1999, among Toymax International, Inc., Monogram International, Inc. f/k/a Monogram Acquisition, Inc., Monogram Products (H.K.) Limited f/k/a Gallion Development Limited, Monogram Acquisition I, LLC, Burkett Enterprises, Inc. f/k/a Monogram International, Inc., Monogram Products (H.K.) Limited, and Roberta M. Burkett, Charles D. Burkett, Jr., Stephen R. Burkett, and Bonnie L. Beetar.*

                  10.1 Employment Agreement, made as of May 27, 1999, between Monogram Acquisition, Inc. and Charles Burkett.*

                  23.1 Consent of Independent Accountants.

                  99.1 Press release of the Company dated May 27, 1999.*

--------------
* Incorporated by reference to exhibits filed with the Registrant's Form 8-K dated June 11, 1999.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Toymax International, Inc.
                                       --------------------------
                                            (Registrant)

Date: August 10, 1999
                                        By:    /s/
                                           ----------------------------
                                           William A. Johnson, Jr.
                                           Chief Financial Officer and
                                             Treasurer

          UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro-forma condensed combined financial information is based on the historical consolidated financial statements of Toymax International, Inc. and Subsidiaries ("Toymax" or the "Company") and Monogram International, Inc. and Subsidiary ("Monogram") and has been prepared to illustrate the effects of the acquisition as though it had occurred as of the beginning of the period (April 1, 1998) presented for the pro-forma condensed combined statement of operations and as if it had occurred on March 31, 1999 for the pro-forma condensed combined balance sheet. The unaudited pro-forma condensed combined statement includes Monogram's Balance Sheet as of December 31, 1998 and results of operations, for the year ended December 31, 1998.

         The pro-forma adjustments include, in the opinion of management, all adjustments necessary to give pro-forma effect to the acquisition as though such transactions had occurred as of the beginning of the period (April 1, 1998) presented for the pro-forma condensed combined statement of operations and as if they had occurred on March 31, 1999 for the pro-forma condensed combined balance sheet.

         The unaudited pro-forma condensed combined financial information is not necessarily indicative of how Toymax's balance sheet and results of operations would have been presented had this acquisition actually been consummated at the assumed dates, nor is the presentation necessarily indicative of Toymax's balance sheet and results of operations for any future period. The unaudited pro-forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included elsewhere herein.

         The pro-forma adjustments are based upon available information. These adjustments are directly attributable to the acquisition and are expected to have a continuing impact on Toymax's business, results of operations and financial position. The acquisition will be accounted for using the purchase method of accounting, pursuant to which the estimated purchase cost of the acquisition is allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be based upon the fair values of the acquired assets and the assumed liabilities on the date the transaction closed, May 27, 1999.

               Unaudited Pro-Forma Condensed Combined Balance Sheet
                              as of March 31, 1999

                                                                     MARCH 31,       DECEMBER
                                                                       1999          31, 1998
                                                                   ------------    ------------
                                                                                                                        PRO FORMA
                                                                                                     PRO FORMA          TOYMAX AND
                                                                      TOYMAX         MONOGRAM       ADJUSTMENTS          MONOGRAM
                                                                   ------------    ------------    ------------        ------------
Assets
CURRENT:
    Cash                                                           $ 18,469,027    $     14,181    $ (6,365,351)  A    $ 12,117,857
    Due from Factor                                                  11,899,865            --              --            11,899,865
    Accounts receivable, net                                          3,826,421       2,249,826         (75,000)  A       6,001,247
    Due from officers                                                     3,702          42,832            --                46,534
    Inventories                                                       7,520,655       2,411,231        (125,000)  A       9,806,886
    Prepaid expenses and other current assets                         4,866,452         341,741            --             5,208,193
    Income tax refunds receivable                                     1,034,357            --              --             1,034,357
    Deferred income taxes                                             2,029,432            --              --             2,029,432
                                                                   ------------    ------------    ------------        ------------
          TOTAL CURRENT ASSETS                                       49,649,911       5,059,811      (6,565,351)         48,144,371

PROPERTY AND EQUIPMENT, NET                                           3,376,797       2,303,760        (900,000)  A       4,780,557
INVESTMENTS IN SUBSIDIARY                                                  --              --              --                  --
DEFERRED INCOME TAXES                                                   852,885            --              --               852,885
GOODWILL                                                              4,269,212            --         3,128,777  A,B      7,397,989
INTANGIBLE ASSETS                                                          --              --         2,370,000   A       2,370,000
OTHER ASSETS                                                          4,434,970         623,677        (416,964)  A       4,641,683
                                                                   ------------    ------------    ------------        ------------
                                                                   $ 62,583,775    $  7,987,248    $ (2,383,538)       $ 68,187,485
                                                                   ============    ============    ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
    Bank credit facility                                           $       --      $  2,636,186    $       --          $  2,636,186
    Accounts payable                                                  3,369,127       1,013,122            --             4,382,249
    Accrued expenses                                                  5,258,036         225,864         560,000   A       6,043,900
    Accrued rebates and allowances                                    6,641,677            --              --             6,641,677
    Due to affiliates                                                 2,553,827            --              --             2,553,827
    Current portion of long-term obligations                             37,199         341,100            --               378,299
    Income taxes payable                                              1,373,024            --              --             1,373,024
                                                                   ------------    ------------    ------------        ------------
          TOTAL CURRENT LIABILITIES                                  19,232,890       4,216,272         560,000          24,009,162
                                                                   ------------    ------------    ------------        ------------

LONG-TERM OBLIGATIONS                                                    31,577       1,128,938        (577,500)  A         583,015
DEFERRED INCOME TAXES                                                       -0-             -0-         276,000   B         276,000
                                                                   ------------    ------------    ------------        ------------
          TOTAL LIABILITIES                                          19,264,467       5,345,210         258,500          24,868,177
                                                                   ------------    ------------    ------------        ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.01 - authorized, 5,000,000 shares;
   none outstanding                                                        --              --              --                  --
Common stock, par value $0.01 - authorized, 50,000,000 shares;
   issued and outstanding, 10,605,000 shares                            106,050           2,000          (2,000)  A         106,050
Additional paid-in capital                                           23,059,355         383,000        (383,000)  A      23,059,355
Retained earnings                                                    20,169,055       2,257,038      (2,257,038)  A      20,169,055
Accumulated other comprehensive income                                  (15,152)           --              --               (15,152)
                                                                   ------------    ------------    ------------        ------------
          TOTAL STOCKHOLDERS' EQUITY                                 43,319,308       2,642,038      (2,642,038)         43,319,308
                                                                   ------------    ------------    ------------        ------------
                                                                   $ 62,583,775    $  7,987,248    $ (2,383,538)       $ 68,187,485
                                                                   ============    ============    ============        ============

                  See Accompanying note to Unaudited Pro-Forma
                    Condensed Combined Financial Information

          Unaudited Pro Forma Condensed Combined Statement of Operations
                       for the Years ended March 31, 1999

                                                      YEARS ENDED
                                             -----------------------------
                                               MARCH 31,        DECEMBER
                                                 1999           31, 1998
                                             ------------     ------------

                                                                                                    TOYMAX AND
                                                TOYMAX          MONOGRAM        ADJUSTMENTS          MONOGRAM
                                             -------------    -------------    -------------       -------------
NET SALES                                    $ 107,178,304    $  22,209,416    $      --           $ 129,387,720

COSTS AND EXPENSES:
    Cost of goods sold                          64,797,543       13,286,162          275,000  D       78,358,705
    Selling and administrative                  31,329,216        7,783,516        1,563,000  C       40,675,732
                                             -------------    -------------    -------------       -------------

        Operating income                        11,051,545        1,139,738       (1,838,000)         10,353,283

OTHER INCOME (EXPENSES):
    Other income, net                              409,135           12,205              -0-             421,340
    Interest income                              1,102,492             --           (318,000) E          784,492
    Interest expense                              (116,526)        (489,822)          57,000  F         (549,348)
    Finance charges                               (610,366)            --                -0-            (610,366)
                                             -------------    -------------    -------------       -------------
                                                   784,735         (477,617)        (261,000)             46,118

Income before income tax expense                11,836,280          662,121       (2,099,000)         10,399,401
Provision for income taxes                       3,219,865             --           (219,000) G        3,000,865
                                             -------------    -------------    -------------       -------------

Net income                                   $   8,616,415    $     662,121    $  (1,880,000)      $   7,398,536
                                             =============    =============    =============       =============

Basic and diluted income per share           $        0.81                                         $        0.70
                                             =============                                         =============

Shares used in computing basic and diluted
income per share                                10,605,000                                            10,605,000
                                             =============                                         =============

                  See Accompanying note to Unaudited Pro Forma
                    Condensed Combined Financial Information

                         PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A) Toymax acquired certain assets and liabilities of Monogram for a total purchase price of $15 million of which $6 million was paid at closing and $9 million is contingent based upon the attainment of certain milestones. Transaction costs of $925,351 have been incurred of which $365,351 was paid in cash and $560,000 have been accrued. This transaction is to be accounted for under the purchase method of accounting and has been allocated as of March 31, 1999, as follows:

   Net book value of assets acquired...................        $2,642,038
   Net liabilities not acquired........................           160,536
                                                               ----------
   Net   ..............................................         2,802,574
                                                               ----------
   Fair value of adjustments:
         Inventory.....................................       (   125,000)
         Accounts receivable...........................       (    75,000)
         Fixed assets..................................       (   900,000)
         Licenses......................................         2,370,000
                                                               ----------
   Net fair value of assets acquired...................         4,072,574
   Purchase price paid.................................         6,925,351
                                                               ----------
   Excess purchase price paid..........................        $2,852,777
                                                               ----------
                                                               ----------

(B) Adjustments to record additional goodwill and a deferred tax liability of $276,000 for the non taxable portion of the transaction combined with note (A), goodwill totals $3,128,777.

(C) Adjustments to amortize the licenses over the life of the licenses, 21 months as of March 31, 1999, of $1,354,000 and goodwill amortization, over 15 years of $209,000.

(D) Adjustments to cost of goods sold represents the expensing of $275,000 relating to an inventory write-up at January 1, 1998.

(E) To eliminate interest income earned on funds used in the acquisition.

(F) To eliminate interest expenses on debt, which was not assumed.

(G) To record the tax effect of the above transactions as well as the tax effect of the earnings at 37% of Monogram, as if Monogram was taxed as a "C" Corporation instead of an "S" Corporation.

MONOGRAM INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1998,
TOGETHER WITH REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

                   MONOGRAM INTERNATIONAL, INC. AND SUBSIDIARY

                 CONSOLIDATED BALANCE SHEET -- DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                        $   14,181
     Accounts receivable, less allowance for
        doubtful accounts of $73,037                                   2,249,826
     Inventories                                                       2,411,231
     Prepaid royalties                                                    32,647
     Prepaid expenses and other assets                                   309,094
     Receivables from related parties                                     42,832
                                                                      ----------
                      Total current assets                             5,059,811

PLANT AND EQUIPMENT, net                                               2,303,760
                                                                      ----------

OTHER ASSETS:
     Cash surrender value of officers' life insurance,
         net of related debt of $380,148
                                                                         416,964
     Other assets                                                        206,713
                                                                      ----------
                      Total other assets                                 623,677
                                                                      ----------
                                                                      $7,987,248
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                 $1,013,122
     Accrued expenses                                                    225,864
     Line of credit borrowings                                         2,636,186
     Current portion of long-term debt                                   341,100
                                                                      ----------
                      Total current liabilities                        4,216,272

LONG-TERM DEBT, less current portion                                   1,128,938
                                                                      ----------
                      Total liabilities                                5,345,210
                                                                      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Common stock, $.10 par value; 100,000 shares authorized,
         20,000 shares issued and outstanding
                                                                           2,000
     Additional paid-in capital                                          383,000
     Retained earnings                                                 2,257,038
                                                                      ----------
                      Total stockholders' equity                       2,642,038
                                                                      ----------
                                                                      $7,987,248
                                                                      ==========

 The accompanying notes are an integral part of this consolidated balance sheet.

                   MONOGRAM INTERNATIONAL, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

NET SALES                                                          $ 22,209,416

COST OF SALES                                                        13,286,162
                                                                   ------------
                      Gross profit                                    8,923,254

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                          7,783,516
                                                                   ------------
                                                                      1,139,738

OTHER (EXPENSE) INCOME:
     Interest expense, net                                             (489,822)
     Royalty income                                                       6,194
     Other                                                                6,011
                                                                   ------------
                      Total other expense                              (477,617)
                                                                   ------------

NET INCOME                                                         $    662,121
                                                                   ============

EARNINGS PER COMMON SHARE - BASIC AND DILUTED:
     Net income per share                                          $      33.11
                                                                   ============
     Weighted average number of common and common
         equivalent shares outstanding
                                                                   $     20,000
                                                                   ============

   The accompanying notes are an integral part of this consolidated statement.

                   MONOGRAM INTERNATIONAL, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                   Additional                    Total
                                Common Stock        Paid-in        Retained   Stockholders'
                               Shares   Amount      Capital        Earnings      Equity
                               ------   ------      --------      ----------   ----------
BALANCE, December 31, 1997     20,000   $2,000      $383,000      $2,079,050   $2,464,050

     Net income                     -   -           -                662,121      662,121

     Dividends declared             -   -           -               (484,133)    (484,133)
                               ------   ------      --------      ----------   ----------

BALANCE, December 31, 1998     20,000   $2,000      $383,000      $2,257,038   $2,642,038
                               ======   ======      ========      ==========   ==========

   The accompanying notes are an integral part of this consolidated statement.

                   MONOGRAM INTERNATIONAL, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                   $   662,121
     Adjustments to reconcile net income to net cash provided by operating activities-
              Depreciation and amortization                                           759,305
              Decrease of minority interest                                           (21,364)
              Changes in assets and liabilities-
                  Decrease in accounts receivable and receivables
                      from related parties                                          1,804,029
                  Decrease in inventories                                              46,878
                  Decrease in prepaid royalties                                       185,692
                  Decrease in prepaid expenses and other assets                       515,435
                  Increase in cash surrender value of officers' life insurance,
                      net of related debt                                             (15,510)
                  Increase in other assets                                             (1,607)
                  Decrease in accounts payable and accrued expenses                (1,871,552)
                                                                                  -----------
                           Net cash provided by operating activities                2,063,427
                                                                                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                            (367,106)
                                                                                  -----------
                           Net cash used in investing activities                     (367,106)
                                                                                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net payments on lines of credit                                               (1,033,366)
     Proceeds from issuance of long-term debt                                         869,048
     Principal payments on long-term debt                                          (1,116,371)
     Dividends paid                                                                  (546,103)
                                                                                  -----------
                           Net cash used in financing activities                   (1,826,792)
                                                                                  -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                            (130,471)

CASH AND CASH EQUIVALENTS, beginning of year                                          144,652
                                                                                  -----------

CASH AND CASH EQUIVALENTS, end of year                                            $    14,181
                                                                                  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for interest                                       $   511,233

   The accompanying notes are an integral part of this consolidated statement.

                   MONOGRAM INTERNATIONAL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF OPERATIONS

Monogram International, Inc. (the Company) is a Largo, Florida, based business organized to design, manufacture and market a variety of impulse gifts, toys and souvenir products to independent gift shops and mass market retailers, as well as the jobbers and wholesalers who service these markets. In addition, the Company develops and manufactures custom promotional products for theme parks and private label premium products for specialty advertisements and promotions for corporate clients.

The major portion of the Company's operations is the design, development, marketing and sale of licensed products under various licenses with the Walt Disney Company, Warner Brothers and others.

PRINCIPLES OF CONSOLIDATION

On January 1, 1998, the Company paid approximately $21,000 to obtain a 100 percent ownership in Monogram Products (HK) Limited (Monogram Hong Kong), a company incorporated in Hong Kong and subject to the laws and taxes of that jurisdiction. Accordingly, the 1998 consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary.

All significant intercompany accounts and transactions have been eliminated in consolidation.

START-UP COSTS

One-time, nonrecurring and incremental out-of-pocket expenditures, directly related to and incurred during the start-up phase of entering the duty-free market, were deferred and amortized over future periods. Upon conclusion of the start-up period, which occurred in December 1996, these costs are being amortized on a straight-line basis over three years. Recoverability of these costs is assessed on an ongoing basis and write-downs to net realizable values are recorded as necessary. At December 31, 1998, approximately $69,000 of start-up costs, consisting primarily of amounts paid to consultants in connection with the acquisition of new license agreements, were reported as other assets.

BUSINESS SEGMENTS

The Company is engaged in two primary business segments, novelty toy distribution to independent retailers and theme parks from domestic operations (Domestic) and direct shipment of impulse items from Hong Kong to mass market retailers (Orient).

SIGNIFICANT CUSTOMERS

Sales to one customer accounted for approximately 18 percent of revenues for the year ended December 31, 1998.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all cash investments with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable consists of receivables from distributors, retailers and mass merchandisers, primarily located in the United States.

INVENTORIES

Inventories are stated at the lower of cost or market with cost being determined using the first-in, first-out method. If the cost of the inventories exceeds their market value, provisions are made currently for the difference between the cost and the market value.

PLANT AND EQUIPMENT

Plant and equipment are recorded at cost and depreciated over the estimated useful lives of the respective assets, principally using the straight-line method. Depreciation expense of approximately $550,000 and $210,000 is included in cost of sales and selling, general and administrative expenses, respectively.

INCOME TAXES

The Company is organized as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the accompanying consolidated statements of income and retained earnings do not include a provision for income taxes. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income, the tax liabilities of the stockholders could be changed accordingly.

Monogram Hong Kong was incorporated in Hong Kong and is subject to the statutory tax laws of that jurisdiction. As such, operations of Monogram Hong Kong are not reported on the individual tax returns of the Company's stockholders. At December 31, 1998, Monogram Hong Kong had net operating loss (NOL) carryforwards of approximately $7,100. These NOL carryforwards expire through December 31, 1999. For financial reporting purposes, a valuation allowance for the full amount of the Hong Kong carryforwards has been established due to the uncertainty of their ultimate realization.

EARNINGS PER COMMON SHARE

For the year ended December 31, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." Basic earnings per common share is based on the weighted average number of common shares and the diluted earnings per common share is based on the weighted average number of common shares, plus the dilutive common equivalent shares outstanding during the period. The Company did not have any dilutive securities outstanding during 1998. Therefore, there is no difference between the basic and dilutive weighted average number of common shares.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions from time to time that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

2.       INVENTORIES:

Inventories were as follows as of December 31, 1998:

                                                                        Amount
                                                                      ----------
Raw materials                                                         $  446,846
Work-in-process                                                           89,034
Finished goods                                                         1,875,351
                                                                      ----------
                                                                      $2,411,231
                                                                      ==========

3.       PLANT AND EQUIPMENT:

Plant and equipment consisted of the following at December 31, 1998:

                                            Estimated
                                           Useful Lives          Amount
                                         ----------------      ----------
                                             (years)
       Tools and dies                         3 - 11           $2,908,982
       Leasehold improvements                 4 - 31 1/2          629,770
       Machinery and equipment                5 -  7              662,113
       Office furniture and equipment         5 -  7              622,777
       Automobiles                                 5               12,794
       Tools and dies in process                                  100,563
                                                               ----------
                                                                4,936,999
       Less- Accumulated depreciation                          (2,633,239)
                                                               ----------
                                                               $2,303,760
                                                               ==========

At December 31, 1998, tools and dies, including tools and dies in process, of approximately $2,591,000 are located in Hong Kong.

4.       LONG-TERM DEBT:

Long-term debt at December 31, 1998, consisted of the following:

                                                                              Amount
                                                                            ----------
       Note payable to a bank, bearing interest at prime plus 1%
           (8.75% at December 31, 1998), principal payments of
           $15,589 plus interest due monthly until July 7, 2003,
           secured by the Company's accounts receivable and
           finished goods inventory                                         $  841,800

       Subordinated note payable to a related party,
           bearing interest at prime plus 1.25% (9% at December 31,
           1998), principal and interest due after 1999                        577,500

       Other long-term obligations, variable rates of interest ranging from 9.5% to 10.5% at December 31, 1998, payments ranging
           up to $1,146 with varying maturity dates through August 2000,
           secured by various company fixed assets                              50,738
                                                                            ----------
                                                                             1,470,038
       Less- Current portion                                                  (341,100)
                                                                            $1,128,938
                                                                            ==========

Maturities of long-term debt are summarized as follows as of December 31, 1998:

         Year Ending
         December 31,                             Amount
         ------------                          ------------
           1999                                 $  341,100
           2000                                    336,620
           2001                                    319,216
           2002                                    315,399
           2003                                    157,703
                                                ----------
                                                $1,470,038
                                                ==========

5.       LINE OF CREDIT BORROWINGS:

On June 6, 1998, the Company executed a revolving line of credit agreement (the
Line) with a bank, providing for total available borrowings of $4,000,000. The Line is secured by and limits the availability of borrowings to a percentage of eligible accounts receivable and finished goods inventory and is guaranteed by the stockholders. As of December 31, 1998, the Company had approximately $1,364,000 of additional borrowing capacity available on the Line. The Line is due June 7, 1999, with interest accruing monthly at prime plus .50 percent (8.25 percent at December 31, 1998). Management intends to renew the Line on or before its scheduled maturity date.

Pursuant to the terms of the Line and the mortgage note payable, the Company is required to maintain compliance with certain financial and other covenants, including minimum working capital, tangible net worth and current ratio. As of December 31, 1998, the Company was in compliance with these covenants.

6.       COMMON STOCK

During 1998, the Company declared and paid a dividend of $484,133 to its stockholders of approximately $24.21 per share.

7.       OPERATING LEASES:

The Company leases various office, warehouse, and manufacturing facilities, equipment and vehicles from a related party and others under non-cancelable operating leases that expire over the next eight years.

Future minimum lease payments under non-cancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 1998, are as follows:

           Year Ending
           December 31,                                            Amount
           ------------                                          ----------
           1999                                                 $   252,527
           2000                                                     248,483
           2001                                                     259,128
           2002                                                     264,738
           2003                                                     195,302
           Thereafter                                               118,440
                                                                 ----------
                                                                 $1,338,618
                                                                 ==========

Rental expense related to these leases was approximately $366,000 for 1998.

8.       RELATED-PARTY TRANSACTIONS:

The Company leased a portion of its office, manufacturing and warehouse facilities under an agreement with a partnership in which the Company's stockholders had a 50 percent interest. The agreement required the Company to pay all costs related to the buildings, including real estate taxes, insurance, utilities and repairs. In 1998, the Company's stockholders sold their interest in the facilities to an unrelated party. Total rent expense to related parties under this agreement before the sale was approximately $86,000 in 1998.

The Company leased the remaining office, manufacturing and warehouse facilities under an agreement with a corporation, in which the Company's stockholders and their family had 100 percent ownership interest. The lease required the Company to pay all costs related to the building, exclusive of real estate taxes. In 1998, the Company's stockholders sold their interest in the facilities to an unrelated party. Rent expense to related parties under this agreement before the sale totaled approximately $40,000 in 1998.

A stockholder of the Company is also a stockholder in Point East Ltd. (Point
East), a Hong Kong company. During 1998, the Company purchased inventories and tools and dies from Point East totaling approximately $2.5 million. In 1998, Point East also received management fees from Monogram Hong Kong in the amount of approximately $27,000.

The stockholders have loaned the Company $577,500 under the subordinated note payable agreement, and have personally guaranteed borrowings totaling approximately $4,106,000 as of December 31, 1998.

9.       DEFINED CONTRIBUTION PLAN:

The Company maintains a 401(k) retirement plan for its employees. The plan allows qualified employees to defer a portion of their salary into the plan in accordance with current Internal Revenue Service guidelines. The plan allows for discretionary contribution to be made by the Company to the plan. In 1998, the Company elected not to match the employee contributions to the 401(k) retirement plan.

10.      SIGNIFICANT LICENSE AGREEMENTS:

The Company has entered into various licensing agreements, with expiration dates ranging from March 31, 1999, to December 31, 2000, requiring royalty payments ranging from 3 percent to 18 percent of specified product sales. Royalty expense under those licensing agreements totaled approximately $1,724,000 in 1998. Approximately 58 percent of sales were pursuant to the various license agreements in 1998.

Future minimum guaranteed royalty payments under these agreements are approximately $851,000 as of December 31, 1998.

11.      SEGMENT REPORTING:

For the year ended December 31, 1998, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS
131). SFAS 131 superseded Financial Accounting Standards Board Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that business enterprises report information about operating segments in annual financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of SFAS 131 did not affect results of operations or financial position, but did affect the disclosure of segment information.

The Company is organized into two primary business segments: (a) Domestic and
(b) Orient. Performance is evaluated and resources allocated based on specific segment requirements and measurable factors. Segment assets are those assets that are specifically identified with the operations in each segment.

Operational results and other financial data for the two segments for the year ended December 31, 1998, are presented below:

                                                                                      Total
                 Year Ending December 31,          Domestic           Orient         Segments
            -------------------------------      -----------        ----------      -----------
            Revenue from external customers      $20,675,237        $1,534,179      $22,209,416
            Depreciation and
                amortization expense                 758,910               395          759,305
            Segment profit                           662,121            12,345          674,466
            Segment assets                         7,874,742           174,320        8,049,062
            Additions to long-lived assets           367,106                 -          367,106
            Interest expense                         508,453                 -          508,453

Reconciliation of reportable segments to consolidated total:

               Profit
-------------------------------------

Total segment profit                                                $   674,466
Elimination of intersegment profits                                     (12,345)
                                                                    -----------
           Consolidated profit                                      $   662,121
                                                                    ===========

               Assets
-------------------------------------
Total segment assets                                                $ 8,049,062
Elimination of intersegment assets                                      (61,814)
                                                                    -----------
           Consolidated assets                                      $ 7,987,248
                                                                    ===========

12.      SUBSEQUENT EVENTS:

On May 27, 1999, the Company entered into an asset sale agreement with Toymax International, Inc. to sell certain assets of the Company. The sales price was approximately $15,000,000 and was paid with approximately $6,000,000 in cash and approximately $9,000,000 in notes.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Monogram International, Inc.:

We have audited the accompanying consolidated balance sheet of Monogram International, Inc. (a Florida corporation) and subsidiary as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Tampa, Florida,
     February 12, 1999 (except with
     respect to the matters discussed
     in Note 12, as to which the date is
     May 27, 1999)

                                                              Exhibit 23.1

                           CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion of our report dated February 12, 1999, except with respect to the matters discussed in Note 12, as to which the date is May 27, 1999, in this Form 8-K/A.

/s/ Arthur Anderson LLP

Tampa, Florida,
August 9, 1999